EXHIBIT 99.1
Jay Annual Meeting Speech – 2021
8K FINAL
I want to thank all of you for your open and candid dialogue with our business leaders. Your feedback is important in helping us transform the way we operate and grow CHS.

I also want to take this opportunity to thank each of you for your business and let you know that we are focused on earning it and earning more of it.

I last stood on this stage in 2019, and I remember telling everyone that tough times never last - but tough people do.

Harsh weather, global trade disruptions - it was not an easy time.

Yet - here we are, two years later and with your help we have grown your company. And we will continue to grow your company with one goal in mind - to benefit those who own us.

You heard from Olivia earlier, Fiscal Year 2021, was strong. Strong global demand provided the tailwind, but the foundation we've been building at CHS is taking hold.

Growth is at the center of that foundation. Growth can be thought of in many ways, so I'll tell you how I think about it.

Growth at CHS is how we can drive more value for our owners – which allows us to invest in our business, in our people, and return more cash back to you.

Fortunately, the spaces that CHS operates in, provides great opportunities to do exactly that.

You can grow two ways – One - organically with investments in modernized plants and through earning more of your business.

And Two - strategically growing through targeted acquisitions and ventures that fit with our business model.

We’re doing both - and can do this because we have the people in place to win and we have returned the company to a strong position. A very strong position.

The growth I outlined is not about being the largest – it is about growing strategically, where we can leverage our strengths, where we have an ability to win and do so in ways that we can sustain.

Leveraging our strength is important when it comes to growth.

I can tell you – The strength of our diversified portfolio sets us apart. No one else has the dynamic product-lines and the reach of CHS. Product lines that are targeted at planting the acre, serving and growing the acre, and marketing the crop after harvest.

This provides us with opportunities to create efficiencies that get us to the next level and improve the customer experience.

To do that, we’re connecting our customer-facing teams across the company to work together and help our cooperative and farmer owners grow.

We have asked Gary Halvorson to lead a new area of customer development for CHS. We will organize and work to be more strategic with you and our customers around the world to earn more of your business, to look hard for ways we can better partner together.

You should expect this from us, linking to your strategies and helping you grow. In other words, Creating Connections.

So, what are we doing to leverage our strength and grow our company?

•It starts by making strategic investments that drive better alignment and efficiencies across the company, ultimately leading to increased earnings.
We’re growing to better connect our customers around the world with the local cooperatives and producers who own us.

•We are growing for the future – by making smart investments in technologies that create those efficiencies throughout our vast network, making us a better company and making it easier for you to do business with us.

•And finally - growing in our people, deeper in perspectives and experience, more diverse.

I'm more confident than ever that we are growing together to create connections to empower agriculture.

As Olivia noted, we’ve done a lot of work to strengthen the balance sheet and strengthen our performance – and we’ve been successful. We have more growth capital to work with. In fact, we have more growth capital in the hands of our businesses today than we’ve had since 2014. We are putting that money to work for you, investing in strategic assets - the assets we can grow with.

We are investing in infrastructure - we see great opportunities to grow our export/import infrastructure.

By making these Investments, we have increased access to new markets like Vietnam, Thailand, Indonesia.

Although China remains a huge market for the U.S. farmer - we will work to develop more opportunities.

These investments also will lead to significant efficiency increases within our supply chain.

In Galveston, Texas, at our deep-water import terminal, work is underway to dredge the berth and update the operation -- enabling us to receive larger vessels and significantly speed up the time it takes to get fertilizer from the ship to the applicator and to the farmer.

We look to have this project completed in the next two years.

At our grain export terminal in Myrtle Grove, Louisiana., we have begun a $73 million expansion project that will allow us to move an additional 75 million bushels of grain to global customers in less time, with fewer bottlenecks. That means – lower cost.

These capital projects are right in-line with our strategy to expand market access for owners and evolve our businesses to make CHS our customers’ first choice.

I want to speak about our supply chain investments for a moment.

For most people - supply chains are one of those areas you don't spend much time thinking about - until - the experience turns into what we are seeing today and it seems like the only thing you are spending time on.

CHS has been investing in an integrated agronomy supply chain that provides best-
in-class solutions for cooperatives and retailers—streamlining the process to make it easier for you to do business with us and bringing more value to you.

Our investment in nitrogen production sets us apart from traditional wholesalers and helps us compete with vertically integrated suppliers. 1.7M tons of urea and UAN come from our Equity investment in CF Nitrogen, which helps us deliver for our customers regardless of market conditions and when there is strong profitability in fertilizer manufacturing, to return some of that to those who do business with us.

And, we continue to grow our vertical integration capabilities –

Our Agronomy business is now marketing fertilizer produced by our McPherson, Kansas petroleum refinery. Ammonium Thiosulfate (ATS) is a value-added fertilizer for growing healthy, profitable crops. Marketing ATS as a CHS product provides cooperatives and retailers with a dependable source of valuable fertilizer for their grower customers. We always produced it, now we are marketing it, too.

To have growth advancements, you need capital investment. But those investments need to be smart and strategic. Technology advancements specific to agriculture will play a significant role in the future of our industry.

Two weeks ago, we announced a partnership between CHS and GROWMARK to form a $50 million Venture Capital Fund.

The fund will be aimed at tech startups focused on driving innovation specific to the agriculture industry.

I'm excited at the thought of CHS and GROWMARK partnering and leveraging the expansive networks of both cooperative systems. With our combined resources and scale, the invested capital will focus on work in three key areas - Crop Production, Supply Chain, and Sustainability.

The combined cooperative markets between CHS and GROWMARK cover millions of acres and thousands of farmers, creating an industry-leading test field for developing new cutting-edge technology across many agribusiness segments. With that advantage, we should get a first look at the very best technology. And, it shows cooperatives can cooperate.

It shows cooperatives can cooperate.

We are also growing sustainably – We recently announced a Carbon program in partnership with Bayer, to help offer growers and ranchers the ability to participate in carbon-smart practices.

The program allows our farmer-owners to work with their agronomist at their local CHS location and access the latest tools and technologies to ensure sustainability and profitability.

This program will be available to local cooperatives in the new year. It will help generate a new revenue stream for farmers by paying them for implementing climate-smart farming practices.

With core capabilities in energy, agronomy, global grain marketing and processing – along with the services around them ---
we are uniquely positioned to provide farmers with solutions that drive sustainable outcomes, growth for CHS, and value for our owners.

I want to spend a few minutes discussing the future of energy because this will play a significant role in how we are planning, investing, and looking to strategically grow your company going forward.

There are things we know today – and there are things we don't know.

Changes will continue to be driven by policies focused on reducing carbon, changing the types of energy sources consumers need.

CHS is preparing for a world with versatile energy solutions.

We're planning for growth in electric vehicles and renewable fuels. We see a lot of opportunities for CHS as these market forces change. BUT, they will only be opportunities if we adapt, like we have in the past.

When I started with CHS 38 years ago - to plant and harvest an acre of ground, we used 75% more fuel to do the same work we do today – We are planting and harvesting the same acre with a fraction of the fuel needed in 1983.

Those efficiency gains have come from advancements in engines, in better fuel, and in better farming practices. Yet, our sales of those products at CHS have never been higher than today, and our market share has never been greater than it is today.

Because we and local cooperatives adapted to that reality, we found opportunities in new markets.

When we adapt, we can thrive.

We have a terrific team of leaders guiding the CHS Energy business through whatever change comes our way. We've developed scenarios based on electric vehicles and renewable fuels adoption - a scenario playbook on what could happen, which creates clarity for our choices we will make in the future.

I can tell you that diesel, which is our bread and butter, is quite resilient in whatever changes come our way.

We are actively involved in the debate around renewable diesel and its role in reducing our country's carbon footprint. We know there are very real implications for agriculture with greater adoption of renewable diesel.

If we see rapid expansion in this space, we will see additional pressure to process soybeans into soy oil which is the key ingredient in renewable diesel. We'll see expansion in crushing capacity, too.

And this expansion leads to much more soybean meal. It also impacts the buyers of soybeans around the world. This can be very positive for agriculture, but it can mean a lot of change. And we have to remember that it hinges on today’s government policies.

We started implementing our growth plans for these expanding soy oil markets two years ago, at our Fairmont, Minnesota., plant. Our $100 million Fairmont expansion has increased soybean crush capacity by 30%.

We have also begun a further investment of over $60 million for our soybean refinery expansion in Mankato, Minnesota, driven by the strong global soybean oil demand.
It will help us capitalize on changing market dynamics and opportunities that will expand market access. Our refined soybean oil production will increase by more than 35% once the project is completed in the summer of 2023.

Bottom line - we'll be processing more of our farmers' soybeans into value-added products, which are in high demand by our global customers. The growth is there, and we will capitalize on it.

We have the opportunity to serve rural America with versatile energy solutions, meeting your needs and growing the company.

We cannot continue to drive growth without investing in our workforce and what business today is not focused on talent.

We’ll continue to invest in developing and attracting the very best talent, ensuring we have the right people with the right capabilities in the right roles for the future.

I'll leave you with one final thought.

The U.S. farmer can compete with anyone around the world. ANYONE.

It’s because the American farmer knows how to adapt and change with the times –

The American farmer is tough and resilient.

This company – Your Company – is tough and resilient.

Together, with you, our owners, we’ve proven that we are tough enough - not just to survive, but to thrive.

The job of the U.S. farmer has never been more important, we are feeding the world.

And that task, that noble task, is going to get more important in this ever changing world.

We will keep learning – we will keep improving, AND- we will keep growing – together – creating connections to empower agriculture.

Thank you.